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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Boca Research, Inc. on Form S-3 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of Boca Research, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
May 26, 2000